UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

The Management Network Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A ("Amendment No. 1") amends the Current Report on Form 8-K filed by The Management Network Group, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") on February 27, 2014 (the "Initial Filing").  The purpose of this Amendment No. 1 is to amend the Initial Filing to reflect events occurring after February 27, 2014.

Item 2.02             Results of Operations and Financial Condition.

On February 27, 2014, the Company issued a press release announcing its financial results for its 2013 fourth quarter and full year ended December 28, 2013 and reporting on certain Company developments, which was furnished as Exhibit 99.1 to the Initial Filing.

On March 3, 2014, the arbitrator in Richard P. Nespola v. The Management Network Group, Inc. issued an interim award, finding that Mr. Nespola's employment was terminated by the Company without cause and that Mr. Nespola was entitled to severance under his employment agreement with the Company. In the second phase of the proceedings, the arbitrator will rule on Mr. Nespola's claim for damages, attorneys' fees and costs based upon the interim award and the Company's claim for certain attorneys' fees and costs.

In a Form 8-K filed with the SEC on March 6, 2014, the Company reported the interim award and stated that it was evaluating the interim award to determine the timing and amount of any accrual that may be appropriate as a result of the arbitrator's findings. In connection with the preparation of its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, the Company has determined that based on the interim ruling, it is probable that a liability exists for contractual severance, attorneys' fees and costs at December 28, 2013 related to this action. The Company has recorded a liability of $1.5 million during the thirteen weeks ended December 28, 2013 for the amount of severance which may be payable under the terms of Mr. Nespola’s employment agreement. The Company has not recorded a liability relating to any amounts that may be awarded to Mr. Nespola in the arbitration with respect to his attorneys’ fees and costs because such amounts are not currently reasonably estimable. As a result, the amount of any award granted by the arbitrator could be materially higher than the liability recorded.

Attached as Exhibit 99.2 are revised financial tables reflecting the Company's financial results for its 2013 fourth quarter and full year ended December 28, 2013, taking into account the subsequent events described above. The Company's reported GAAP results for Selling, general and administrative expenses, Income (loss) from operations, Income (loss) before income taxes, Net income (loss) and Net income (loss) per common share as well as the Company's GAAP Current liabilities and Total Stockholders' Equity were impacted by the recorded liability. The Company's Non-GAAP adjusted net income (loss) for the fourth quarter and full year ended December 28, 2013 contained in the Initial Filing remain unchanged. The revised financial statements for the fourth quarter and fiscal year 2013 and revised reconciliation of GAAP to Non-GAAP measures are set forth in Exhibit 99.2 to this Form 8-K/A.

The information in this Item 2.02 and Exhibit 99.2 attached hereto shall not be deemed "filed" for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.2 attached hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01             Financial Statements and Exhibits.

Exhibit No.                                Description

99.2	Revised Financial Tables for 2013 Fourth Quarter and Full Year

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANAGEMENT NETWORK GROUP, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President and Chief Financial Officer

Date: March 26, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.2	Revised Financial Tables for 2013 Fourth Quarter and Full Year